                                                              Exhibit 99.906CERT

Section 906 Certifications

This certification is provided pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. (S) 1350, and accompanies the report on Form N-CSR for the period ended April 30, 2003 of Old Westbury Funds, Inc. (the "Registrant").

I, Walter B. Grimm, President of the Registrant, certify that, to the best of my knowledge,:

1. the Form N-CSR fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 ( 15 U.S.C. 78m(a) or 78o(d); and

2. the information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

     June 26, 2003
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Date

/s/ Walter B. Grimm
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Walter B. Grimm
President, Old Westbury Funds, Inc.

This certification is provided pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. (S) 1350, and accompanies the report on Form N-CSR for the period ended April 30, 2003 of Old Westbury Funds, Inc. (the "Registrant").

I, Arthur Jensen, Treasurer of the Registrant, certify that, to the best of my knowledge,:

3. the Form N-CSR fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 ( 15 U.S.C. 78m(a) or 78o(d); and

4. the information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

      June 26, 2003
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Date

/s/ Arthur Jensen
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Arthur Jensen
Treasurer, Old Westbury Funds, Inc.